UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2005

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2005, Columbia Equity Trust, Inc. (the "Company") filed a current report on Form 8-K disclosing that the Company entered into separate material definitive agreements for the acquisition of two commercial office properties.

On August 9, 2005, the Company entered into a material definitive agreement (the "Park Plaza Purchase Agreement") with Park Plaza Partners, L.L.C. ("PPP") to acquire a six-story, approximately 124,000 square foot office building located in Rockville, Maryland ("Park Plaza") for $35,000,000. The ownership of Park Plaza is subject to a ground lease which has a remaining term, including extension options, of 70 years. The transaction will be funded 100% with a portion of the proceeds raised from the Company’s initial public offering which closed on July 5, 2005 (the "IPO"). The purchase of Park Plaza is subject to customary closing conditions, including the satisfactory completion by the Company of a due diligence review during its inspection periods.

The Company has committed to make a total deposit of $500,000 for Park Plaza. If the Company does not terminate the Park Plaza Purchase Agreement on or before September 8, 2005, the deposit will be credited toward the purchase price of Park Plaza at the time of closing. If the Company terminates the Park Plaza Purchase Agreement after September 8, 2005, but prior to closing, the escrow agent will release the deposit to PPP, except in the event of a failure of a condition to closing or an uncured default by PPP.

There are no material relationships between the Company and PPP. The Company provides no assurance that it will complete the purchase of Park Plaza.

On August 4, 2005, the Company entered into a material definitive agreement (the "PHCC Purchase Agreement") with Patrick Henry Associates, L.P. ("PHA"), to acquire a four-story, approximately 99,000 square foot office building located in Newport News, Virginia ("PHCC") for $14,600,000. The transaction will be funded with proceeds raised from the Company’s IPO and the assumption of an approximate $8,500,000 mortgage loan which bears interest at 5.02% and matures in April 2009. The purchase of PHCC is subject to customary closing conditions, including the satisfactory completion by the Company of a due diligence review during its inspection periods.

The Company has committed to make a total deposit of $500,000 for PHCC. If the Company does not terminate the PHCC Purchase Agreement on or before August 11, 2005, the deposit will be credited toward the purchase price of PHCC at the time of closing. If the Company terminates the PHCC Purchase Agreement after August 11, 2005, but prior to closing, the escrow agent will release the deposit to PHA except in the event of a failure of a condition to closing or an uncured default by PHA.

There are no material relationships between the Company and PHA. The Company provides no assurance that it will complete the purchase of PHCC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

August 10, 2005	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer